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                                                                    Exhibit 4(d)

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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                          REGENT COMMUNICATIONS, INC.,

                       WALLER-SUTTON MEDIA PARTNERS, L.P.,

                                       AND

                           THE PURCHASERS NAMED HEREIN

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                            DATED AS OF JUNE 15, 1998

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
                                TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1

DEFINITIONS.......................................................................................................1
1.1      DEFINITIONS..............................................................................................1
1.2      ACCOUNTING TERMS; FINANCIAL STATEMENTS..................................................................11
1.3      KNOWLEDGE OF THE COMPANY................................................................................11

ARTICLE 2

PURCHASE AND SALE OF THE PREFERRED STOCK.........................................................................11
2.1      PURCHASE AND SALE OF THE SHARES.........................................................................11
2.2      CLOSINGS................................................................................................12
2.3      DEFAULT SHARES..........................................................................................13
2.4      FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING...........................................................15
2.5      FEES AND EXPENSES.......................................................................................16
2.6      TAG-ALONG RIGHT.........................................................................................16

ARTICLE 3

CONDITIONS TO THE OBLIGATION OF THE PURCHASERS
TO PURCHASE THE SHARES...........................................................................................17
3.1      REPRESENTATIONS AND WARRANTIES..........................................................................18
3.2      COMPLIANCE WITH THIS AGREEMENT..........................................................................18
3.3      COMPLIANCE WITH THE ACQUISITION DOCUMENTS; CLOSING THEREUNDER;  NO DEFAULTS
         ........................................................................................................18
3.4      SECRETARY'S CERTIFICATE.................................................................................18
3.5      DOCUMENTS...............................................................................................18
3.6      PURCHASE OF SHARES PERMITTED BY APPLICABLE LAWS.........................................................19
3.7      OPINION OF COUNSEL......................................................................................19
3.8      APPROVAL OF COUNSEL TO THE PURCHASERS...................................................................19
3.9      CONSENTS AND APPROVALS..................................................................................19
3.10     REGISTRATION RIGHTS AGREEMENT...........................................................................19
3.11     STOCKHOLDERS' AGREEMENT.................................................................................19
3.12     CERTIFICATE OF INCORPORATION AND BY-LAWS................................................................20
3.13     NO MATERIAL JUDGMENT OR ORDER...........................................................................20
3.14     GOOD STANDING CERTIFICATE...............................................................................20
3.15     PRO FORMA BALANCE SHEET.................................................................................20
3.16     STOCK OPTION PLAN.......................................................................................20
3.17     D & O INSURANCE.........................................................................................20
3.18     FUTURE ACQUISITION AGREEMENTS...........................................................................20
3.19     SALE OF SERIES A, SERIES B AND SERIES D PREFERRED STOCK.................................................21

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
3.20     KEY-MAN INSURANCE.......................................................................................21
3.21     FAIRCOM CONVERTIBLE NOTE PURCHASE AGREEMENT.............................................................21
3.22     EXECUTIVE EMPLOYMENT AGREEMENTS.........................................................................21
3.23     COMPLIANCE WITH STATE SECURITIES LAWS...................................................................21
3.24     CONVERSION OF FAIRCOM CONVERTIBLE NOTES.................................................................21
3.25     SBA COMPLIANCE..........................................................................................21

ARTICLE 4

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
TO ISSUE AND SELL THE SHARES.....................................................................................22
4.1      REPRESENTATIONS AND WARRANTIES..........................................................................22
4.2      COMPLIANCE WITH THIS AGREEMENT..........................................................................22
4.3      STOCKHOLDERS' AGREEMENT.................................................................................22
4.4      CONVERSION OF FAIRCOM CONVERTIBLE NOTES.................................................................22
4.5      COMPLIANCE WITH STATE SECURITIES LAWS...................................................................22

ARTICLE 5

REPRESENTATIONS AND WARRANTIES...................................................................................23
5.1      EXISTENCE AND POWER.....................................................................................23
5.2      AUTHORIZATION: NO CONTRAVENTION.........................................................................23
5.3      GOVERNMENTAL AUTHORIZATION: THIRD PARTY CONSENTS........................................................23
5.4      BINDING EFFECT..........................................................................................24
5.5      NO LEGAL BAR............................................................................................24
5.6      LITIGATION .............................................................................................24
5.7      COMPLIANCE WITH LAWS....................................................................................24
5.8      NO DEFAULT OR BREACH....................................................................................24
5.9      TITLE TO PROPERTIES.....................................................................................24
5.10     USE OF REAL PROPERTY....................................................................................24
5.11     TAXES...................................................................................................25
5.12     FINANCIAL CONDITION.....................................................................................25
5.13     ERISA ..................................................................................................26
5.14     DISCLOSURE..............................................................................................26
5.15     ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................27
5.16     ENVIRONMENTAL MATTERS...................................................................................27
5.17     INVESTMENT COMPANY/GOVERNMENT REGULATIONS...............................................................28
5.18     SUBSIDIARIES............................................................................................28
5.19     CAPITALIZATION..........................................................................................29
5.20     PRIVATE OFFERING........................................................................................29
5.21     BROKER'S, FINDER'S OR SIMILAR FEES......................................................................30
5.22     LABOR RELATIONS.........................................................................................30
5.23     EMPLOYEE BENEFIT PLANS..................................................................................30
5.24     PATENTS, TRADEMARKS. ETC................................................................................30
5.25     POTENTIAL CONFLICTS OF INTEREST.........................................................................31

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
5.26     TRADE RELATIONS.........................................................................................31
5.27     OUTSTANDING BORROWINGS..................................................................................32
5.28     MATERIAL CONTRACTS......................................................................................32
5.29     INSURANCE...............................................................................................32
5.30     SOLVENCY................................................................................................33
5.31     COMPLIANCE WITH EACH ACQUISITION DOCUMENT; CLOSINGS THEREUNDER; NO DEFAULTS
         ........................................................................................................33
5.32     COMMISSION DOCUMENTS....................................................................................33
5.33     INCORPORATION OF REPRESENTATIONS AND WARRANTIES OF PARTIES TO THE ACQUISITION
         DOCUMENTS...............................................................................................33
5.34     SMALL BUSINESS CONCERN..................................................................................33
5.35     COMPLIANCE WITH LOAN AGREEMENT..........................................................................34
5.36     YEAR 2000 COMPLIANCE....................................................................................34
5.37     RADIO STATIONS KCBQ (AM) AND WSSP (FM)..................................................................34
5.38     FAIRCOM DEBT............................................................................................35

ARTICLE  6

REPRESENTATIONS AND
WARRANTIES OF THE PURCHASERS.....................................................................................35
6.1      AUTHORIZATION; NO CONTRAVENTION.........................................................................35
6.2      BINDING EFFECT..........................................................................................35
6.3      NO LEGAL BAR............................................................................................36
6.4      EXPERIENCE..............................................................................................36
6.5      PURCHASE FOR OWN ACCOUNT................................................................................36
6.6      EXEMPTION...............................................................................................37
6.7      ACCREDITED INVESTOR.....................................................................................37
6.8      NO PUBLIC MARKET........................................................................................37
6.9      ERISA...................................................................................................37
6.10     BROKER'S, FINDER'S OR SIMILAR FEES......................................................................37

ARTICLE 7

INDEMNIFICATION..................................................................................................38
7.1      INDEMNIFICATION.........................................................................................38
7.2      LIMITATIONS ON INDEMNIFICATION..........................................................................39
7.3      NOTIFICATION............................................................................................39
7.4      REGISTRATION RIGHTS AGREEMENT...........................................................................40
ARTICLE 8

AFFIRMATIVE COVENANTS............................................................................................40
8.1      FINANCIAL STATEMENTS AND OTHER INFORMATION..............................................................40
8.2      PRESERVATION OF CORPORATE EXISTENCE.....................................................................44
8.3      PAYMENT OF OBLIGATIONS..................................................................................44
8.4      COMPLIANCE WITH LAWS....................................................................................45


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
8.5      INSPECTION; COMPLIANCE WITH SMALL BUSINESS INVESTMENT ACT...............................................45
8.6      MAINTENANCE OF INSURANCE................................................................................45
8.7      BOOKS AND RECORDS.......................................................................................46
8.8      USE OF PROCEEDS.........................................................................................46
8.9      BOARD NOMINEES..........................................................................................46
8.10     GRANTING OF OPTIONS.....................................................................................46
8.11     BUSINESS ACTIVITIES.....................................................................................47
8.12     BOARD CONSENT...........................................................................................47
8.13     RESERVATION OF SHARES...................................................................................47

ARTICLE 9

MISCELLANEOUS....................................................................................................48
9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................48
9.2      NOTICES.................................................................................................48
9.3      SUCCESSORS AND ASSIGNS..................................................................................49
9.4      AMENDMENT AND WAIVER....................................................................................49
9.5      SIGNATURES AND COUNTERPARTS.............................................................................50
9.6      HEADINGS................................................................................................50
9.7      GOVERNING LAW...........................................................................................50
9.8      JURISDICTION............................................................................................50
9.9      SEVERABILITY............................................................................................51
9.10     RULES OF CONSTRUCTION...................................................................................51
9.11     ENTIRE AGREEMENT........................................................................................51
9.12     CERTAIN EXPENSES........................................................................................51
9.13     PUBLICITY...............................................................................................51
9.14     FURTHER ASSURANCES......................................................................................52
9.15     OBLIGATIONS OF THE PARTIES..............................................................................52

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                            STOCK PURCHASE AGREEMENT


         AGREEMENT (the "Agreement"), dated as of June 15, 1998, by and among REGENT COMMUNICATIONS, INC. (the "Company"), a Delaware corporation, WALLER-SUTTON MEDIA PARTNERS, L.P. ("Waller-Sutton"), a Delaware limited partnership, and the other purchasers from time to time listed on Schedule I hereto (each of Waller-Sutton and such other purchasers individually, a "Purchaser" and collectively, the "Purchasers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company, an aggregate of 4,100,000 shares of its Series F Convertible Preferred Stock, $0.01 par value per share (the "Series F Preferred Stock"), for an aggregate purchase price of $20,500,000, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------


         1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

             "ACQUISITIONS" shall mean the acquisition by the Company or any wholly-owned Subsidiary of 31 radio stations in nine markets to be consummated on the First Closing Date in accordance with and pursuant to the Acquisition Documents.

             "ACQUISITION DOCUMENTS" shall mean the following agreements, collectively: (i) Agreement of Merger among Faircom Inc., Regent Merger Corp. and the Company, dated as of December 5, 1997, as amended by First Amendment to Agreement of Merger dated April 7, 1998, and by a Second Amendment to Agreement of Merger dated April 24, 1998; (ii) Stock Purchase Agreement, dated June 16, 1997, among the Company and the Shareholders of The Park Lane Group, as amended by First Amendment to Stock Purchase Agreement, dated February 2, 1998, and by a Second Amendment to Stock Purchase Agreement, dated as of May 1, 1998, among the Company and the Shareholders of The Park Lane Group; (iii) Agreement of Merger, dated as of December 17, 1997, among the Company, Regent Broadcasting of Victorville, Inc. and Topaz Broadcasting, Inc., as amended by an Amendment to Agreement of Merger dated as of June __, 1998; (iv) Asset Purchase Agreement, dated December 17, 1997, between Regent Broadcasting of Victorville, Inc. and Ruby Broadcasting, Inc., as amended by an Amendment to Purchase Agreement dated as of June __, 1998; (v) Asset Purchase Agreement, dated December 9, 1997, between Regent Broadcasting of Kingman, Inc. and Continental Radio Broadcasting, L.L.C.; and (vi) Agreement of Merger, dated October 10, 1997, among Alta California Broadcasting, Inc., a California corporation ("Alta California"), Regent Acquisition Corp. and the Company, as amended by an Amendment No. 1 thereto, dated as of June 10, 1998, among Regent Acquisition Corp., Alta California and Alta California Broadcasting, Inc., a Delaware corporation and a wholly-owned subsidiary of Alta California (the "Alta Merger Agreement"); in each case, as the same may be amended or further amended from time to time as permitted by the provisions of this Agreement.

             "ADDITIONAL CLOSING(S)" shall have the meaning assigned to that term in Section 2.2 hereof.

             "ADDITIONAL CLOSING DATE(S)" shall have the meaning assigned to that term in Section 2.2 hereof.

             "ADDITIONAL DEFAULT SHARES" shall have the meaning assigned to that term in Section 2.3(e) hereof.

             "ADDITIONAL OPTION PERIOD" shall have the meaning assigned to that term in Section 2.3(e) hereof.

             "ADDITIONAL SHARES" shall have the meaning assigned to that term in
Section 2.1 hereof.

             "AFFILIATE" shall mean any Person (a) directly or indirectly controlling, controlled by, or under common control with, the Company, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Company, or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and under "common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

             "AGREEMENT" shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

             "AUDITED FINANCIAL STATEMENTS" shall have the meaning assigned to that term in Section 5.12 hereof.

             "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

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             "BY-LAWS" shall mean, unless the context in which it is used otherwise requires, the by-laws of the Company, as in effect on the applicable Closing Date.

             "CERTIFICATE OF AMENDMENT" shall mean the amendment and restatement of the certificate of incorporation of the Company, which, among other things, sets forth the terms, limitations and relative rights and preferences of the Series F Preferred Stock, substantially in the form attached hereto as Exhibit A.

             "CERTIFICATE OF INCORPORATION" shall mean the certificate of incorporation of the Company (as amended), as in effect on the applicable Closing Date.

             "CLOSING" shall mean the First Closing, any Additional Closing or the Default Shares Closing, as the case may be.

             "CLOSING DATE" shall mean the First Closing Date, any Additional Closing Date or the Default Shares Closing Date, as the case may be.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

             "COMMISSION" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

             "COMMISSION DOCUMENTS" shall have the meaning set forth in Section
5.32 hereof.

             "COMMON STOCK" shall mean shares of common stock, par value $0.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

             "COMPANY" shall mean Regent Communications, Inc., a Delaware corporation.

             "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder.

             "CONDITION OF THE COMPANY" shall mean the assets, business, properties, results of operations or financial condition of the Company or any of its Subsidiaries.

             "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

             "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

             "CRISLER AMENDMENT" shall mean that agreement, in form and substance satisfactory to Waller-Sutton, that reduces the compensation payable to The Crisler Company, L.P. ("Crisler") in respect of the Additional Shares in the manner set forth therein.

             "DEFAULT SHARES" shall have the meaning assigned to that term in
Section 2.3 hereof.

             "DEFAULT SHARES CLOSING" shall have the meaning assigned to that term in Section 2.3 hereof.

             "DEFAULT SHARES CLOSING DATE" shall have the meaning assigned to that term in Section 2.3 hereof.

             "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

             "ENVIRONMENTAL LAWS" shall mean any Federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (Federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. 1251 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. 2601 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. 651 ET SEQ.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future Federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             "ERISA AFFILIATE" shall mean any Person that is treated as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

             "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

             "EXECUTIVE EMPLOYMENT AGREEMENTS" shall mean the separate Employment Agreements between Terry S. Jacobs and William Stakelin and the Company each dated as of March 1 ,1998, copies of which are attached hereto as Exhibit B.

             "EXERCISABLE SHARES" shall have the meaning assigned to that term in Section 8.14 hereof.

             "FAIRCOM CONVERTIBLE NOTE PURCHASE AGREEMENT" shall mean the agreement dated the date hereof between Waller-Sutton, Blue Chip Capital Fund II Limited Partnership ("Blue Chip") and Miami Valley Venture Fund L.P. ("Miami") pursuant to which Waller-Sutton is to purchase on the First Closing Date from Blue Chip and Miami $1,500,000 aggregate principal amount of Faircom Convertible Notes as set forth therein..

             "FAIRCOM CONVERTIBLE NOTES" shall mean the Class A Convertible Subordinated Promissory Notes and Class B Convertible Subordinated Promissory Notes of Faircom, Inc.

             "FCC" shall mean the Federal Communications Commission or any similar agency then having jurisdiction to enforce the Communications Act.

             "FINANCIAL STATEMENTS" shall mean the Audited Financial Statements and the Unaudited Financial Statements.

             "FIRST CLOSING" shall have the meaning assigned to that term in
Section 2.2 hereof.

             "FIRST CLOSING DATE" shall have the meaning assigned to that term in Section 2.2 hereof.

             "FUTURE ACQUISITION AGREEMENT" shall mean any agreement approved by the Board of Directors and by Waller-Sutton pursuant to the provisions of the Stockholders' Agreement relating to the acquisition by the Company or any Subsidiary of one or more radio stations, whether by means of the purchase by the Company or such Subsidiary of stock or assets of, or a merger or consolidation by the Company or such Subsidiary with, any other Person or otherwise.

             "GAAP" shall mean generally accepted accounting principles in effect from time to time within the United States.

             "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             "HAZARDOUS MATERIALS" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

             "INDEBTEDNESS" shall mean as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

             "INITIAL SHARES" shall have the meaning assigned to that term in
Section 2.1 hereof.

             "INVESTOR WARRANT SHARES" shall mean the shares of common stock issued upon exercise of the Investor Warrants.

             "INVESTOR WARRANTS" shall mean detachable warrants in the form attached hereto as Exhibit C to purchase 860,000 shares of Common Stock at $5.00 per share (subject to adjustment for dividends, subdivisions, combinations or reclassifications and the like), which warrants shall be exercisable for 10 years from the First Closing.

             "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

             "MAJORITY PURCHASERS" shall mean at the time of determination Waller-Sutton and such other Purchasers as shall, together with Waller-Sutton, hold a majority of the then issued and outstanding shares of Series F Preferred Stock.

             "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

             "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

             "PLANS" shall have the meaning assigned to that term in Section
5.23 hereof.

             "PREFERRED STOCK" shall mean shares of preferred stock, par value $.01 per share, of the Company including, but not limited to, shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

             "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Article 3 hereof.

             "PURCHASER CLOSING NOTICE" shall have the meaning assigned to that term in Section 2.2(c) hereof.

             "PURCHASER PRO RATA SHARE" shall mean, as to any Purchaser, the amount (expressed as a percentage) obtained by dividing (x) the Purchaser Share Commitment of such Purchaser by (y) the sum of the Purchaser Share Commitments of all Purchasers.

             "PURCHASER SHARE COMMITMENT" shall mean, as to any Purchaser, the aggregate number of shares of Series F Preferred Stock which such Purchaser is obligated to purchase hereunder (including any Initial Shares), which number is set forth alongside such Purchaser's name on the signature page hereto.

             "QUALIFIED PUBLIC OFFERING" shall mean the sale by the Company pursuant to a registration statement on Form S-1 or other Form under the Securities Act, of shares of Common Stock at a price per share not less than $12.00 (subject to appropriate adjustment in the event of any stock split, recapitalization, reclassification or the like) and providing gross proceeds to the Company of not less than $25 million in the aggregate (exclusive of any such proceeds received upon exercise of any "over-allotment option" granted to the underwriters of such offering).

             "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

             "REMAINING SHARE COMMITMENT" shall mean, as to any Purchaser and as of any date of determination thereof, the Purchaser Share Commitment of such Purchaser, less the number of shares of Series F Preferred Stock (exclusive of Default Shares and Additional Default Shares) theretofore purchased by such Purchaser pursuant to this Agreement.

             "REQUIRED CONSENTS" shall mean the authorizations, consents or approvals listed on Schedule 5.2 hereto.

             "REQUIREMENTS OF LAW" shall mean as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority (including without limitation, the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and all Federal and State securities laws, and the rules and regulations promulgated thereunder), in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

             "SECURITIES" shall mean the Shares and the Investor Warrants.

             "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

             "SERIES A PREFERRED STOCK" shall mean shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company.

             "SERIES A PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated December 1, 1997, between the Company and William L. Stakelin.

             "SERIES B PREFERRED STOCK" shall mean shares of Series B Senior Convertible Preferred Stock, par value $.01 per share, of the Company.

             "SERIES B PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated December 8, 1997, between the Company and General Electric Capital Corporation.

             "SERIES C PREFERRED STOCK" shall mean shares of Series C Convertible Preferred Stock, par value $.01 per share, of the Company.

             "SERIES D PREFERRED STOCK" shall mean shares of Series D Convertible Preferred Stock, par value $.01 per share, of the Company.

             "SERIES D PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated December 8, 1997, between the Company and BMO Financial, Inc.

             "SERIES E PREFERRED STOCK" shall mean shares of Series E Convertible Preferred Stock, par value $.01 per share, of the Company.

             "SERIES F PREFERRED STOCK" shall have the meaning assigned to that term in the first Whereas clause hereof.

             "SHARES" shall have the meaning assigned to that term in Section
2.1 hereof.

             "SOLVENT" shall mean, with respect to the Company and its Subsidiaries considered as a whole, based on the Financial Statements, that (i) the assets and the property of the Company and its Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries, considered as a whole, (ii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature and are, in fact, doing so. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

             "STOCKHOLDERS' AGREEMENT" shall mean the Amended and Restated Stockholders' Agreement, substantially in the form attached hereto as Exhibit E.

             "STOCK OPTION PLAN" shall mean the 1998 Management Stock Option Plan of the Company, a copy of which is attached hereto as Exhibit F.

             "STOCK OPTIONS" shall have the meaning assigned to that term in
Section 5.19 hereof.

             "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity (i) of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company or (ii) with respect to which such Person, directly or indirectly, has the power to elect a majority of the board of directors or similar governing body, or otherwise direct the management and/or operations thereof.

             "TRANSACTION DOCUMENTS" shall mean collectively, this Agreement, the Registration Rights Agreement, the Stockholders' Agreement, the Faircom Convertible Note Purchase Agreement, the Certificate of Incorporation, the Certificate of Amendment, and the By-laws.

             "TERMINATION DATE" shall mean the earliest to occur of (i) June 15, 2001, (ii) the occurrence of a Change of Control (as defined in the Stockholders' Agreement) which is not consented to or approved by Waller-Sutton, or (iii) the occurrence of any Triggering Event.

             "TRIGGERING EVENT" shall mean any one or series of related transactions that would result in (i) a sale to any Person other than the Company or any Subsidiary thereof of all or substantially all of the Series F Preferred Stock or the Common Stock, (ii) the consummation of a tender offer for more than 20% of the outstanding shares of Common Stock (computed on a fully-diluted and as converted basis) made by any Person other than the Company,
(iii) the consummation of a Qualified Public Offering by the Company of any shares of capital stock thereof, (iv) a sale of all or substantially all of the assets or business of the Company or (v) a merger of the Company with or into another entity, or a recapitalization or reorganization of the Company, if in any such case the shares of Series F Preferred Stock and/or Common Stock would cease to be outstanding or if the holders of shares of Series F Preferred Stock or Common Stock would receive in consideration for their shares of Series F Preferred Stock or Common Stock, as the case may be, as a result of such transaction, securities of any successor entity.

             "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning assigned to that term in Section 5.12 hereof.

         1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Purchasers pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes (as defined below) shall affect any financial covenants, standards or terms in this Agreement; PROVIDED that the Company shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and a separate calculation of financial covenant compliance without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by the Company; (b) changes in accounting principles recommended by the Company's certified public accountants and implemented by the Company; and
(c) changes in carrying value of the Company's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from adjustments that were applicable to, but not included in, the Pro Forma Balance Sheet. All such adjustments resulting from expenditures made subsequent to the First Closing Date (including, without limitation, capitalization of costs and expenses or payment of pre-closing date liabilities) shall be treated as expenses in the period the expenditures are made.

         1.3 KNOWLEDGE OF THE COMPANY. All references to the knowledge of the Company or to facts known by the Company shall mean actual knowledge of, or notice to, (i) the Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice President-Finance or any other executive officer of the Company or any Subsidiary or any division of the Company or any Subsidiary and (ii) with respect to representations and warranties made as of the date hereof and as of the First Closing only, any director of the Company or any Subsidiary of the Company.

                                    ARTICLE 2

                    PURCHASE AND SALE OF THE PREFERRED STOCK
                    ----------------------------------------


         2.1 PURCHASE AND SALE OF THE SHARES.

             (a) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchasers, and each of the Purchasers agrees that it will acquire from the Company, on the First Closing Date, that number of shares of Series F Preferred Stock set forth opposite each Purchaser's name on Schedule 1 hereto (the "Initial Shares") and the number of Investor Warrants set forth opposite such Purchaser's name on Schedule 1. The Initial Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment. The aggregate purchase price for the Initial Shares and the Investor Warrants shall be $10,250,000, and the purchase price to be paid by each Purchaser for the Initial Shares and Investor Warrants to be purchased by it shall equal the product of (i) $5.00 and (ii) the number of Initial Shares set forth opposite such Purchaser's name on Schedule 1.

             (b) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchasers, and each of the Purchasers agrees that it will acquire from the Company, on one or more Additional Closing Dates, that number of shares of Series F Preferred Stock that bears the same proportion to the total number of shares of Series F Preferred Stock being sold on such Additional Closing Date as the number of Initial Shares purchased by such Purchaser bears to 2,050,000, at a purchase price of $5.00 per share, it being understood that the aggregate number of shares of Series F Preferred Stock to be issued and sold on all Additional Closing Dates shall not exceed 2,050,000 (the "Additional Shares"). The Additional Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment. No Purchaser shall be obligated to purchase, at any Additional Closing, a number of Additional Shares which exceeds such Purchaser's Remaining Share Commitment. The price of $5.00 per share set forth herein with respect to the Additional Shares, as well as the maximum number of Additional Shares to be sold hereunder, are subject to adjustment in the case of any stock split, reverse stock split or the like with respect to the Series F Preferred Stock.

             (c) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell, in accordance with the provisions of
Section 2.3 hereof, on the Default Shares Closing Date, the Default Shares. The Default Shares shall have the powers, rights and preferences set forth in the Certificate of Amendment. The aggregate purchase price for the Default Shares shall be equal to the purchase price per share for such Default Shares times the number of Default Shares being purchased. The Initial Shares, the Additional Shares and the Default Shares shall be collectively referred to herein as the "Shares".

         2.2 CLOSINGS.

             (a) The issuance and purchase of the Initial Shares and the Investor Warrants shall take place at the closing (the "First Closing") to be held at the offices of Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, NY 10112, at 10:00 a.m., Eastern Daylight Savings Time, on or before June 15, 1998, or at such other time and place as the Company and the Purchasers may agree in writing (the "First Closing Date"). At the First Closing, the Company shall deliver to the Purchasers the Initial Shares and the Investor Warrants against delivery by the Purchasers to the Company of the purchase price therefor, payable by wire transfer of immediately available funds to an account or accounts of the Company designated in writing by the Company.

             (b) The issuance and purchase of the Additional Shares shall take place at one or more closings (each, an "Additional Closing") to be held at the offices of Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, NY 10112, at 10:00 a.m. on an Additional Closing Date or at such other time and place as the Company and the Purchasers may agree in writing (each, an "Additional Closing Date"); provided, however, that in no event shall any Additional Closing Date be later than the Termination Date. Each of the following shall be an Additional Closing Date: (i) any date specified in a written notice given by the Company to the Purchasers at least 20 Business Days in advance specifying that the Company requires the proceeds from the sale of Additional Shares for a purpose permitted by Section 8.8 hereof (which notice shall include a reasonably detailed breakdown of the proposed use of such proceeds), and (ii) any date specified in a Purchaser Closing Notice given under
Section 2.2(c). At each Additional Closing, the Company shall deliver to the Purchasers the Additional Shares to be purchased at such Additional Closing against delivery by the Purchasers to the Company of the purchase price therefor, payable by wire transfer of immediately available funds to an account or accounts of the Company designated in writing by the Company.

             (c) Upon receipt by the Purchasers of notice, pursuant to Section 8.1(m) hereof, of a proposed Triggering Event (a "Triggering Event Notice"), then each such Purchaser severally shall have the right, but not the obligation, upon written notice to the Company (each such notice, a "Purchaser Closing Notice") given not later than 30 days following Purchaser's receipt of the Triggering Event Notice, to require the Company to sell to such Purchaser up to such number of Additional Shares as shall equal the sum of (x) such Purchaser's Remaining Share Commitment plus (y) the number of Additional Shares, if any, as such Purchaser may have the right to acquire pursuant to Section 2.3(e) hereof. Any Purchaser who shall have delivered a Purchaser Closing Notice pursuant to this Section 2.2(c) shall be under a binding obligation to purchase and pay for all the Additional Shares covered by such Purchaser Closing Notice on an Additional Closing Date specified in such Purchaser Closing Notice, subject only to, and no later than contemporaneously with or immediately preceding, the consummation of the transaction resulting in such Triggering Event.

             (d) Notwithstanding anything to the contrary contained in this Agreement, if on or before April 15, 2001 there shall not have occurred one or more Additional Closings resulting in the purchase of the maximum number of shares of Series F Preferred Stock to be purchased by the Purchasers pursuant to this Agreement, then each Purchaser severally shall have the right, but not the obligation, upon delivery of a Purchaser Closing Notice to the Company and the other Purchasers not later than May 15, 2001, to require the Company to sell to such Purchaser up to such number of Additional Shares as shall equal the sum of
(x) such Purchaser's Remaining Share Commitment plus (y) the number of Additional Shares, if any, as such Purchaser may have the right to acquire pursuant to Section 2.3(e) hereof. Any Purchaser who shall have delivered a Purchaser Closing Notice pursuant to this Section 2.2(d) shall be under a binding obligation to purchase and pay for all the Additional Shares covered by such Purchaser Closing Notice on an Additional Closing Date specified in such Purchaser Closing Notice, which shall be no later than June 15, 2001. The provisions of this Section 2.2(d) shall not apply if the Termination Date shall have occurred on or prior to April 15, 2001.

             (e) The issuance and purchase of the Default Shares shall take place as set forth in Section 2.3(c) hereof.

         2.3 DEFAULT SHARES.

             (a) If any Purchaser (a "Defaulting Purchaser") fails or refuses to purchase and pay for the number of Additional Shares agreed to be purchased by such Purchaser at any Additional Closing, the Company shall immediately give notice thereof to the Purchasers other than the Defaulting Purchaser (the "Non-Defaulting Purchasers").

             (b) Waller-Sutton shall have the option, which must be exercised by written notification to the Company and the other Non-Defaulting Purchasers within ten (10) Business Days of receipt of the notice set forth in Section 2.3(a) hereof (the "Option Period"), to purchase all or any portion of the Additional Shares which the Defaulting Purchaser failed or refused to purchase (the "Default Shares"). If Waller-Sutton fails to notify the Company and the other Non-Defaulting

Purchasers of its intent to exercise such option, or if such option is exercised by Waller-Sutton for fewer than all of the Default Shares, then the Company shall so notify all of the other Non-Defaulting Purchasers no later than two (2) Business Days after the expiration of the Option Period, and the remaining Non-Defaulting Purchasers shall have the option, which must be exercised by written notification to the Company and all other Non-Defaulting Purchasers within five (5) Business Days after the date of the aforesaid notice from the Company, to purchase the remaining Default Shares in the same proportions as their purchases of the Initial Shares, or in such proportions as such Non-Defaulting Purchasers may otherwise agree, all upon the price, terms and conditions set forth herein.

             (c) If the Non-Defaulting Purchasers (or any of them) elect to exercise their option to purchase some or all of the Default Shares, the issuance and purchase of such Default Shares shall take place at a closing (the "Default Shares Closing") to be held at the principal executive offices of the Company at 10:00 a.m., local time, within twenty (20) Business Days following the expiration of the Option Period (the "Default Shares Closing Date"). At each Default Shares Closing, the Company shall deliver to the Non-Defaulting Purchasers the Default Shares to be purchased at such Default Shares Closing against delivery by the Non-Defaulting Purchasers to the Company of the purchase price therefor, payable by wire transfer of immediately available funds to an account or accounts of the Company designated in writing by the Company.

             (d) In addition to and not in limitation of the right of the Non-Defaulting Purchasers to purchase Default Shares pursuant to this Section 2.3, each Non-Defaulting Purchaser shall have the option, which must be exercised by written notification to the Company, the Defaulting Purchaser and the other Non-Defaulting Purchasers not later than 90 days after expiration of the Option Period, to purchase from the Defaulting Purchaser a portion of the Shares, Investor Warrants and Investor Warrant Shares then owned or held by the Defaulting Purchaser (or, in the case of Investor Warrants and Investor Warrant Shares, by any transferee of the Defaulting Purchaser), such portion to be equal to a fraction, the numerator of which is the Purchaser Share Commitment of the applicable Non-Defaulting Purchaser and the denominator of which is the aggregate Purchaser Share Commitment of all Non-Defaulting Purchasers, or in such other proportions as the Non-Defaulting Purchasers so electing may otherwise agree, at a price equal to $2.50 times the number of shares being purchased by the Non-Defaulting Purchaser. If the Non- Defaulting Purchasers (or any of them) elect to exercise their option to purchase the Shares, Investor Warrants and Investor Warrant Shares of a Defaulting Purchaser or transferee pursuant to this Section 2.3(d), the sale and purchase of such Shares, Investor Warrants and Investor Warrant Shares shall take place at a closing to be held at the principal executive offices of the Company at 10:00 a.m., local time, on the tenth (10th) Business Day following expiration of the 90-day period referred to above in this Section 2.3(d). At each such closing, the Defaulting Purchaser shall deliver or cause to be delivered to the Non- Defaulting Purchasers who shall have exercised the purchase option provided for herein, the Shares, Investor Warrants and Investor Warrant Shares to be purchased by such Non-Defaulting Purchasers against delivery by such Non-Defaulting Purchasers of the purchase price therefor, payable by wire transfer of immediately available funds to an account or accounts designated in writing by the Defaulting Purchaser.

             (e) Notwithstanding anything to the contrary contained in this Agreement, following any default by a Defaulting Purchaser hereunder, such Defaulting Purchaser shall not be relieved of its obligation to purchase Additional Shares up to its full Purchaser Share Commitment; provided, however, that such Defaulting Purchaser shall have no right following such a default to require the Company to sell any Additional Shares to such Defaulting Purchaser. In the event an Additional Closing pursuant to this Article 2 shall be scheduled to take place following a default by a Defaulting Purchaser, the Company shall so notify the Non-Defaulting Purchasers, which notice shall specify the number of Shares that the Defaulting Purchaser is obligated to purchase at such Additional Closing. Upon receipt of any such notice, Waller- Sutton shall have the option (which must be exercised by written notification to the Company and the other Non-Defaulting Purchasers within ten (10) Business Days of receipt of the notice referred to in this Section 2.3(e) hereof (the "Additional Option Period"), to purchase all or any portion of the Additional Shares to be purchased by the Defaulting Purchaser (the "Additional Default Shares"). If Waller-Sutton fails to notify the Company and the other Non-Defaulting Purchasers of its intent to exercise such option, or if such option is exercised by Waller-Sutton for fewer than all of the Additional Default Shares, then the Company shall so notify all of the other Non-Defaulting Purchasers no later than three (3) Business Days after the date of the aforesaid notice from the Company, and the remaining Non-Defaulting Purchasers shall have the option, which must be exercised by written notification to the Company and all other Non-Defaulting Purchasers within five (5) Business Days after the date of the aforesaid notice from the Company, to purchase the remaining Additional Default Shares in the same proportions as their purchases of the Initial Shares, or in such proportions as such Non-Defaulting Purchasers may otherwise agree, all upon the price, terms and conditions set forth herein.

         2.4 FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING. Each of the parties hereto agrees to take reporting and other positions with respect to the Shares which are consistent with the purchase price of the Shares set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Shares set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Shares which are consistent with the purchase price of the Shares set forth herein for all other purposes, including without limitation, for all Federal, state and local tax purposes.

         2.5 FEES AND EXPENSES.

             (a) The Company shall pay (i) a transaction structuring fee of $475,000 to Waller- Sutton Management Group, Inc., of which $325,000 shall be paid at the First Closing and $150,000 shall be paid prior to December 31, 1998, and (ii) at each of the Closings, to the extent not previously paid, an amount equal to the out-of-pocket expenses (including, without limitation, attorneys' fees, charges and disbursements, consultants' fees and expenses and due diligence expenses) of the Purchasers incurred at any time from and after February 13, 1998 in connection with (A) the negotiation, execution, delivery and filing of the Transaction Documents and any amendments or modifications thereto and (B) the transactions contemplated by the Transaction Documents, provided, however, that the Company shall only be responsible to pay the attorneys' fees and expenses of one firm of counsel representing all of the Purchasers, which firm shall be selected by Waller-Sutton.

             (b) The Company shall pay Waller-Sutton Management Group, Inc. a monitoring fee at the rate of $75,000 per annum, payable quarterly in advance, as follows: (i) on the First Closing for the period from the First Closing Date to and including June 30, 1998 and (ii) on July 1, 1998 and on the first day of each calendar quarter thereafter.

         2.6 TAG-ALONG RIGHT. In the event that any Purchaser beneficially owning more than two percent (2%) of the issued and outstanding Common Stock of the Company, computed on a fully diluted and as converted basis (each a "Selling Stockholder"), desires to transfer, sell, convey, exchange or otherwise dispose of ("Transfer") a number of shares of the Series F Preferred Stock, or shares of Common Stock issued on conversion thereof (collectively, the "Subject Shares"), which, together with any Transfers of Subject Shares made in transactions other than Exempt Transactions (as defined below)within the immediately preceding 12 months, total at least ten percent (10%) of the number of Initial Shares purchased by such Purchaser hereunder pursuant to a bona fide offer from a third party (the "Buyer") in a transaction not constituting an Exempt Transaction, then the Selling Stockholder shall notify all holders of the Series F Preferred Stock who beneficially own at least two percent (2%) of the issued and outstanding Common Stock of the Company, computed on a fully diluted and as converted basis ("Tag- Along Stockholders"), in writing, of such offer and its terms and conditions (the "Transfer Notice"). The Transfer Notice shall also set forth whether the Buyer is only purchasing Series F Preferred Stock or if the Buyer is willing to purchase both Series F Preferred Stock and Common Stock. Upon receipt of such Transfer Notice, each Tag-Along Stockholder shall have the right to elect to sell to the Buyer, on the same terms and conditions as the Selling Stockholder, shares of Series F Preferred Stock or, in the event the Buyer will purchase shares of Common Stock, both shares of Preferred Stock and shares of Common Stock. In the event Buyer will purchase Common Stock, a Tag-Along Stockholder shall be entitled to convert any other classes of the Company's preferred stock into and exercise any warrants or options held by such Tag-Along Stockholder for shares of Common Stock prior to any sale of Common Stock to the Buyer. The number of shares of Preferred Stock and Common Stock that each Tag-Along Stockholder shall be entitled to sell shall each be equal to the product attained by multiplying (a) the number of shares of Series F Preferred Stock or Common Stock (computed on an as converted basis) held by the Tag- Along Stockholder times (b) the quotient derived by dividing (i) the number of shares of Series F

Preferred Stock or Common Stock which otherwise would have been sold by the Selling Stockholder to the Buyer by (ii) the total number of shares of Series F Preferred Stock or Common Stock (computed on an as converted basis) held by such Selling Stockholder and the number of shares of Series F Preferred Stock or Common Stock (computed on an as converted basis) held by the Tag-Along Stockholders who have elected to participate in such Transfer, with the intent that the Selling Stockholder and each Tag-Along Stockholder shall participate pro rata in the sale of shares of Series F Preferred Stock and/or Common Stock to the Buyer. If more than one Tag-Along Stockholder elects to sell shares of Series F Preferred Stock or Common Stock pursuant to this Section 2.6, they may do so pro rata, based on the number of shares of Series F Preferred Stock or Common Stock (computed on an as converted basis) held by each of them or in such other proportions as they may agree. The Tag-Along Stockholders' right to sell pursuant to this Section 2.6 shall be exercised by delivery of written notice to the Selling Stockholder within 10 Business Days following delivery of the Transfer Notice. Any Tag-Along Stockholder who fails to notify the Selling Stockholder within such 10 Business Days shall be deemed to have waived its rights under this Section 2.6. As used herein, the term "Exempt Transaction" shall mean any Transfer by a Purchaser (1) pursuant to Sections 9, 10 or 11 of the Stockholders' Agreement, (2) pursuant to or in connection with a registration statement filed under the Registration Rights Agreement, (3) made under Rule 144 of the Securities Act, or (4) to (i) a direct or indirect partner of such Purchaser if it is a partnership, (ii) a direct or indirect member of such Purchaser if it is a limited liability company, or (iii) an Affiliate. The Purchasers agree that the tag-along rights provided by this Section 2.6 shall be not be applicable to any Transfer as to which the terms of Sections 9, 10 or 11 of the Stockholders' Agreement apply.

                                    ARTICLE 3

                 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS
                 ----------------------------------------------
                             TO PURCHASE THE SHARES
                             ----------------------


         The obligation of the Purchasers to purchase the Initial Shares, the Investor Warrants, the Additional Shares or the Default Shares, as the case may be, to pay the purchase prices therefor at the applicable Closing and to perform any other obligations hereunder shall be subject to the satisfaction (unless waived by the Purchasers or, in the case of any Closing occurring after the First Closing, by the Majority Purchasers) of the following conditions on or before the applicable Closing Date (it being understood and agreed that, with respect to the First Closing, all of the conditions set forth in this Article 3 must be satisfied as of such Closing, and that with respect to each subsequent Closing, only the conditions set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.13, 3.14, 3.15, 3.17, 3.18 and 3.21 must be satisfied as of such
Additional Closing Date). In connection with the Additional Closings, the Company shall be permitted to update the Schedules referred to in Sections 5.15 (except in respect of clause (ix) thereof), 5.18, 5.19, 5.24, 5.27, 5.28 and
5.29 in order to reflect any changes that may result from any acquisitions of radio stations by the Company pursuant to Future Acquisition Agreements, or as otherwise consented to by Waller-Sutton. No Purchaser shall be obligated to purchase any of the Shares to be purchased by it at the First Closing hereunder unless the purchase and sale of each of the other Shares required to be purchased at the First Closing hereunder occurs simultaneously therewith. However, with respect to each Additional Closing, the obligations of each Purchaser to purchase the Additional Shares to be purchased by it shall be separate and independent.

         3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct in all material respects at and as of the date hereof and the applicable Closing Date as if made at and as of such date, and the Purchasers shall have received a certificate, dated as of the applicable Closing Date, signed by the Chairman of the Board, the President of the Company or the Company's Chief Financial Officer, certifying compliance with this condition.

         3.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the applicable Closing Date, and the Purchasers shall have received a certificate, dated as of the applicable Closing Date, signed by the Chairman of the Board, the President, the Vice President-Finance or the Chief Financial Officer of the Company, certifying compliance with this condition.

         3.3 COMPLIANCE WITH THE ACQUISITION DOCUMENTS; CLOSING THEREUNDER; NO DEFAULTS. Each of the parties to the Acquisition Documents shall have performed and complied with in all material respects all of the agreements and conditions contemplated under the applicable Acquisition Document to which it is a party and the agreements, instruments and other documents delivered thereunder or contemplated thereby, and there shall be no material default by any such party thereunder. The Acquisition Documents shall not have been amended in any respect or any condition to closing thereunder waived by any party, in any case without the prior written consent of Waller-Sutton, and the transactions contemplated by each of the Acquisition Documents shall have been consummated in accordance with its respective terms. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         3.4 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate from the Company, dated the date of the applicable Closing Date, and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation and By-laws are true, complete and correct and remain unamended and in full force and effect,
(b) that the attached copies of the resolutions of the Board of Directors of the Company approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are true, complete and correct and remain unamended and in full force and effect, and (c) as to the incumbency and specimen signature of each officer or member of the Company executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf of the Company.

         3.5 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information, projections and filings as they may reasonably request in connection with or relating to the transactions contemplated hereby and by the Acquisition Documents and any Future Acquisition Agreement, all in form and substance satisfactory to the Purchasers.

         3.6 PURCHASE OF SHARES PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Shares to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the other Transaction Documents (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted under all Requirements of Law to which the Purchasers or the transactions contemplated by or referred to herein or in the other Transaction Documents are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         3.7 OPINION OF COUNSEL. The Purchasers shall have received an opinion of outside counsel to the Company (which shall include special FCC counsel to the Company), dated the applicable Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance reasonably acceptable to the Purchasers.

         3.8 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Company or any Subsidiary hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Rubin Baum Levin Constant & Friedman, counsel to the Purchasers, in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Section 3.7 hereof).

         3.9 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company or any Subsidiary necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the issuance of Common Stock upon conversion of the Shares) by the Company or any Subsidiary, or enforcement against the Company or any Subsidiary, of the Transaction Documents to which it is a party shall have been obtained and shall be in full force and effect as of the applicable Closing Date.


         3.10 REGISTRATION RIGHTS AGREEMENT. The Company and all of the parties thereto other than the Purchasers shall have duly executed and delivered the Registration Rights Agreement.

         3.11 STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly executed and delivered by all of the parties thereto other than the Purchasers.

         3.12 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company shall have amended its Certificate of Incorporation and By-laws, in form and substance satisfactory to the Purchasers, and the Certificate of Amendment shall have been duly filed with the Secretary of State of the State of Delaware.

         3.13 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the applicable Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the purchase of the Shares hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Shares were to be purchased hereunder.

         3.14 GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchasers as of the Closing Date, a good standing certificate or the equivalent thereof for the Company and each of its Subsidiaries for each of their respective jurisdictions of incorporation or organization, as the case may be, and all other jurisdictions where they are required to be qualified to do business.

         3.15 PRO FORMA BALANCE SHEET. The Company shall have delivered to the Purchasers as of the end of the month preceding each subsequent Additional Closing Date a pro forma consolidated balance sheet of the Company and its Subsidiaries, certified by the chief executive officer of the Company that such pro forma balance sheet fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by this Agreement , the Transaction Documents and the relevant Future Acquisition Agreements to be consummated as of each such Closing Date, including, without limitation, all material fees and expenses in connection therewith.

         3.16 STOCK OPTION PLAN. As of the First Closing Date, the Company shall have adopted, and the requisite number of stockholders shall have approved, the Stock Option Plan. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         3.17 D & O INSURANCE. The Company shall have in place as of the applicable Closing Date an insurance policy providing directors' and officers' liability insurance coverage for each of the members of the Board of Directors of the Company in an aggregate amount of not less than $5 million. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         3.18 FUTURE ACQUISITION AGREEMENTS. Subject to the provisions of
Section 2.2(c), as of each Additional Closing Date, the Company and/or its Subsidiaries shall have entered into written agreements for the acquisition of one or more radio stations or other assets or properties satisfactory to Waller-Sutton, and the Company shall have delivered to the Purchasers, in a form reasonably satisfactory to Waller- Sutton, evidence that the transactions contemplated thereby shall have been (or on such Additional Closing Date are being) consummated.

         3.19 SALE OF SERIES A, SERIES B AND SERIES D PREFERRED STOCK. The closing of the sale of the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock shall have been consummated in accordance with the terms of the Series A Purchase Agreement, the Series B Purchase Agreement and the Series D Purchase Agreement, respectively, without amendment or waiver of any terms thereof without the prior written approval of Waller-Sutton.

         3.20 KEY-MAN INSURANCE. As of the earlier of (i) two (2) months after the First Closing Date or (ii) the Additional Closing Date next succeeding the First Closing, the Company shall have in place a keyman term life insurance policy that is renewable on an annual basis with a reputable and financially sound insurer on each of the lives of Terry S. Jacobs and William L. Stakelin in the face amount of not less than $1,000,000. The Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         3.21 FAIRCOM CONVERTIBLE NOTE PURCHASE AGREEMENT. The closing of the sale of the Faircom Convertible Notes shall have been consummated in accordance with the terms of the Faircom Convertible Note Purchase Agreement, without amendment or waiver of any of the terms thereof without the prior written approval of Waller-Sutton, and the Company shall have issued to Waller-Sutton 400,640 shares of Series C Preferred Stock in respect of the shares of common stock of Faircom issuable to Waller-Sutton upon conversion of the Faircom Convertible Notes purchased by Waller-Sutton thereunder.

         3.22 EXECUTIVE EMPLOYMENT AGREEMENTS. The Company and each of Terry S. Jacobs and William L. Stakelin, respectively, shall have executed and delivered the Executive Employment Agreement to which he is a party.

         3.23 COMPLIANCE WITH STATE SECURITIES LAWS. The Company shall have obtained (having used its reasonable best efforts to obtain) all permits and qualifications required by any state for the offer and sale of the Shares or shall have the availability of exemptions therefrom.

         3.24 CONVERSION OF FAIRCOM CONVERTIBLE NOTES. All of the Faircom Convertible Notes shall have been converted into common stock of Faircom Inc.

         3.25 SBA COMPLIANCE. The Company shall have provided to River Cities information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031, if River Cities is a Purchaser hereunder.

                                    ARTICLE 4

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
                          TO ISSUE AND SELL THE SHARES
                          ----------------------------


         The obligations of the Company to issue and sell the Initial Shares, the Investor Warrants, the Additional Shares or the Default Shares, as the case may be, and perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Company of the following conditions on or before the applicable Closing Date:

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct in all material respects at and as of the date hereof and the applicable Closing Date, as if made at and as of such date, and the Company shall have received a certificate, dated as of the applicable Closing Date, signed by each Purchaser certifying that such representations and warranties made by such Purchaser are true and correct at and as of the date hereof and at and as of such Closing Date, as if made at and as of such date.

         4.2 COMPLIANCE WITH THIS AGREEMENT. Each of the Purchasers shall have performed and complied with all of the respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the applicable Closing Date, and the Company shall have received a certificate, dated as of the applicable Closing Date, signed by each Purchaser certifying that such Purchaser has so performed and so complied with such agreements and conditions.

         4.3 STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly executed and delivered by the Purchasers.

         4.4 CONVERSION OF FAIRCOM CONVERTIBLE NOTES. All of the Faircom Convertible Notes purchased by Waller-Sutton pursuant to the Faircom Convertible Note Purchase Agreement shall have been converted into common stock of Faircom Inc.

         4.5 COMPLIANCE WITH STATE SECURITIES LAWS. The Company shall have obtained (having used its reasonable best efforts to obtain) all permits and qualifications required by any state for the offer and sale of the Shares or shall have the availability of exemptions therefrom.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Company hereby represents and warrants to the Purchasers, which representations and warranties shall be deemed to be repeated as of the First Closing Date (after giving effect to the transactions contemplated by this Agreement and the Acquisition Documents) and as of each Additional Closing Date (after giving effect to the transactions contemplated by this Agreement and any Future Acquisition Agreement), as follows:

         5.1 EXISTENCE AND POWER. The Company and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and
(d) has the power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party.

         5.2 AUTHORIZATION: NO CONTRAVENTION. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares and Investor Warrants:
(a) have been duly authorized by all necessary corporate action; (b) do not contravene the terms of the Certificate of Incorporation, Bylaws, or any amendment thereto; and (c) upon receipt of the Required Consents, will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary (except as set forth on Schedule 5.2) or any Requirement of Law applicable to the Company or any Subsidiary.

         5.3 GOVERNMENTAL AUTHORIZATION: THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby other than those which have been obtained and are in full force and effect as of the date hereof and other than routine filings to be made with the FCC or under state or Federal securities laws which are not required to be made until following the First Closing Date (and which shall be made on or prior to the due date therefor). Without limiting the generality of the foregoing, all licenses, permits, approvals and consents required to be obtained from the FCC for the operation of the radio stations owned or operated by the Company or any of its Subsidiaries have been obtained and are in full force and effect.

         5.4 BINDING EFFECT. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

         5.5 NO LEGAL BAR. Neither the execution, delivery and performance of the Transaction Documents nor the issuance of or performance of the terms of the Shares will violate any Requirement of Law or any Contractual Obligation of the Company or any Subsidiary. Neither the Company nor any Subsidiary has previously entered into any agreement which will remain in effect following the First Closing, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in the Transaction Documents.

         5.6 LITIGATION. Except as set forth on Schedule 5.6, there are no legal actions, suits, proceedings, claims or disputes pending or, to the Company's knowledge, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company or any Subsidiary. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

         5.7 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.7, the Company and its Subsidiaries are in compliance with all Requirements of Law applicable to them. Without limiting the generality of the foregoing, there have been duly and timely made all filings which are required to be made with respect to the radio stations owned or operated by the Company or any of its Subsidiaries under the Communications Act, and the Company and each of its Subsidiaries are in all respects in compliance with such Act.

         5.8 NO DEFAULT OR BREACH. Except as set forth on Schedule 5.8, neither the Company nor any Subsidiary is in, and the incurrence of the obligations of the Company contemplated by the Transaction Documents do not constitute, nor with the giving of notice or lapse of time or both would constitute, a default under or with respect to any Contractual Obligation of the Company or any Subsidiary in any respect.

         5.9 TITLE TO PROPERTIES. Except as set forth on Schedule 5.9, the Company and/or each of its Subsidiaries has good record and marketable title in fee simple to, or holds interests as lessee or licensee under leases or licenses in full force and effect in, all real property reflected on the Financial Statements or used in connection with its business.

         5.10 USE OF REAL PROPERTY. Except as set forth on Schedule 5.10, the owned and leased real properties reflected on the Financial Statements or used in connection with the business of the

Company and its Subsidiaries, are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, to the extent that the failure so to conform would, individually or in the aggregate, adversely affect the Condition of the Company; neither the Company nor any Subsidiary has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Company or any Subsidiary; and there is no such violation. Except as set forth on Schedule 5.10, all buildings that are owned or covered by leases reflected on the Financial Statements or used in connection with the business of the Company or any Subsidiary, substantially conform with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Except as set forth on
Schedule 5.10, each of the leases for real properties reflected on the Financial Statements or used in connection with the business of the Company or any Subsidiary is in full force and effect and the Company and its Subsidiaries enjoy peaceful and undisturbed possession thereunder. There is no default on the part of the Company or any Subsidiary or event or condition which with notice or lapse of time, or both, would constitute a default on the part of the Company or any Subsidiary under any of such leases.

         5.11 TAXES. Except as set forth on Schedule 5.11, the Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all taxes required to be paid by them and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and each of its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects for, all tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

         5.12 FINANCIAL CONDITION.

              (a) The Company has delivered to the Purchasers true and complete copies of (i) the consolidated audited balance sheet of the Company and its Subsidiaries, and the related statements of income, stockholders' equity and cash flow, for the fiscal year ended December 31, 1997 (the "Audited Financial Statements") and (ii) the consolidated unaudited balance sheet of the Company and its Subsidiaries, and the related statements of income, stockholders' equity and cash flow, for the fiscal quarter ended March 31, 1998 (the "Unaudited Financial Statements"). The Financial Statements fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof, and the results of operations and cash flows of the Company and its Subsidiaries as of the dates or for the periods set forth therein, all in conformity with GAAP consistently applied during the period involved, except as otherwise set forth in the notes thereto and subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and normal year-end audit adjustments.

              (b) The Company has not received any letters from any of its certified public accountants to the management of the Company other than the auditor's opinion letter that will accompany the above-referenced Audited Financial Statements.

              (c) Each Pro Forma Balance Sheet to be delivered to the Purchasers pursuant to this Agreement shall set forth the assets and liabilities of the Company and its Subsidiaries on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated in this Agreement and the Acquisition Agreements (and, in the case of any Additional Closing, any Future Acquisition Agreement). Each such Pro Forma Balance Sheet shall have been prepared by the Company in accordance with GAAP and shall fairly present in all material respects the assets and liabilities of the Companies and its Subsidiaries on a consolidated basis, reflecting the consummation of the transactions contemplated by this Agreement and the Acquisition Agreements (and, in case of any Additional Closing, any Future Acquisition Agreement) and based on the assumptions set forth therein.

              (d) The projections of the Company and its Subsidiaries on a consolidated basis heretofore delivered to the Purchasers by Waller-Sutton Management Group, Inc. at the request of the Company and referred to in a Co-Investment Opportunity Memorandum dated March 13, 1998 are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof and neither the Company nor any of its Subsidiaries, as of the date of this Agreement, has delivered to any Person or has in its possession any later dated projections.

         5.13 ERISA. The execution and delivery of this Agreement and the other Transaction Documents, the purchase and sale of the Shares hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

         5.14 DISCLOSURE.

              (a) Agreement and Other Documents. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Purchasers by the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement, the Commission Documents, the Acquisition Documents and any Future Acquisition Agreement do not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

              (b) Material Adverse Effects. Except for matters relating to the broadcast industry generally, there is no fact known to the Company, which the Company has not disclosed to the Purchasers in writing which materially adversely affects or, insofar as the Company can reasonably foresee, could materially adversely affect, the Condition of the Company or the ability of the Company or any Subsidiary to perform its or their obligations under the Transaction Documents, or any agreement or other document contemplated thereby to which any of them is a party.

         5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1998, except as set forth on Schedule 5.15 or as provided pursuant to the terms of the Acquisition Documents, neither the Company nor any Subsidiary has (i) issued any stock, bonds or other corporate securities except for the securities being issued pursuant to the terms of the Transaction Documents, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $25,000, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $25,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets other than the sale of excess or obsolete inventory or equipment in the ordinary course of business, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any material adverse change in the Condition of the Company, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $50,000 except as otherwise contemplated hereby or by the Transaction Documents or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate. To the knowledge of the Company after reasonable investigation, no material adverse change in the Condition of the Company is threatened or reasonably likely to occur.

         5.16 ENVIRONMENTAL MATTERS. Except as described on Schedule 5.16:

             (a) The property, assets and operations of the Company and each Subsidiary are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or any Subsidiary, including, without limitation, the groundwater except in compliance with applicable Environmental Laws; and there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company or any Subsidiary which have not been remediated to the satisfaction of the appropriate Governmental Authorities.

             (b) None of the property, assets or operations of the Company or any Subsidiary is the subject of any Federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

             (c) Neither the Company nor any Subsidiary has received any notice or claim, nor are there pending, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor any Subsidiary is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

             (d) Neither the Company nor any Subsidiary has any present or contingent liability in connection with the presence either on or off the property or assets of the Company or Subsidiary of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

         5.17 INVESTMENT COMPANY/GOVERNMENT REGULATIONS. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.18 SUBSIDIARIES.

              (a) Schedule 5.18 sets forth a complete and accurate list of all of the Subsidiaries of the Company, together with their respective jurisdictions of incorporation or organization. Except as set forth on Schedule 5.18, each such Subsidiary is wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.18, as of the Closing Date, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are and will be owned by the Company free and clear of any Liens, claims, charges or encumbrances. Except as set forth on Schedule 5.18, no Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

              (b) Except as set forth on Schedule 5.18, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

         5.19 CAPITALIZATION.

              (a) As of the First Closing Date, the authorized capital stock of the Company will consist of Thirty Million (30,000,000) shares of Common Stock and Twenty Million (20,000,000) shares of Preferred Stock. As of the First Closing Date and after giving effect to the transactions contemplated by this Agreement and the Acquisition Documents, the number of shares of each class or series of the capital stock of the Company outstanding or reserved for issuance will be as set forth on Schedule 5.19 hereof. The outstanding warrants and all outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company are, and the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Investor Warrants, when issued in accordance with the respective terms and conditions of each series thereof, will be validly issued, fully paid and nonassessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Schedule 5.19 provides an accurate list, after giving effect to the transactions contemplated by this Agreement, of (A) all holders of any of the issued and outstanding Preferred Stock or Common Stock, together with the number of shares held by each (except, in the case of holders of Series C Preferred Stock, only holders of more than 5% thereof shall be listed), and (B) all of the holders of warrants, options, rights and securities convertible into Common Stock of the Company, together with the number of shares of Common Stock or Preferred Stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

              (b) On each applicable Closing Date, except for the Stock Options, the outstanding shares of Preferred Stock, the outstanding options and warrants set forth on Schedule 5.19 and other securities issued hereafter in accordance with action by the Board of Directors of the Company taken in compliance with the Stockholders' Agreement, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or any Subsidiary or, except as contemplated in the other Transaction Documents (including, without limitation, the Stockholders' Agreement) or in any Future Acquisition Agreement, options, warrants or other rights to purchase or subscribe to capital stock of the Company or any Subsidiary, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any Subsidiary is a party relating to the issuance of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights.

         5.20 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or any Subsidiary, or their representatives in connection with the offer or sale of the Shares. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article VI hereof, no registration of the Shares or the Common Stock issuable upon the conversion of the Shares pursuant to the provisions of the Securities Act or applicable state securities or "blue sky" laws will be required by the offer, sale or issuance of the Shares pursuant to this Agreement or the Common Stock issuable upon conversion of the Shares. The Company agrees that neither the Company, nor anyone acting on its behalf, will offer or sell the Shares or any other security so as to require the registration of the Shares or the Common Stock issuable upon conversion of the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities or the Common Stock issuable upon conversion of the Shares are so registered.

         5.21 BROKER'S, FINDER'S OR SIMILAR FEES. Except for the fees referred to in Schedule 5.21 hereof, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any Subsidiary.

         5.22 LABOR RELATIONS. Neither the Company nor any Subsidiary has committed or is engaged in any unfair labor practice. Except as set forth in
Schedule 5.22, there is (a) no unfair labor practice complaint pending or threatened against the Company or any Subsidiary before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any Subsidiary, and (c) no union representation question existing with respect to the employees of the Company or any Subsidiary and no union organizing activities are taking place. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement.

         5.23 EMPLOYEE BENEFIT PLANS. Neither the Company nor any Subsidiary nor any ERISA Affiliate has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement (collectively, the "Plans"), other than those liabilities with respect to such Plans specifically described on Schedule 5.23(a). Schedule 5.23(a) sets forth all Plans relating to the Company. The Company has delivered to the Purchasers accurate and complete copies of all of the Plans. All of the Plans are in substantial compliance with all applicable Requirements of Law. Except as set forth on Schedule 5.23(b), no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any of the Plans, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the best knowledge of the Company, is threatened against any fiduciary of any such Plan. No Plan: (i) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code).

         5.24 PATENTS, TRADEMARKS. ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, the "Rights") being used to conduct their businesses as now operated (a complete list of licenses or other contracts relating to the Company's and its Subsidiaries' Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights, is attached hereto as Schedule 5.24). No Right or product, process, method, substance or other material presently sold by or employed by the Company or any Subsidiary, or which the Company or any Subsidiary contemplates selling or employing, infringes upon the Rights that are owned by others. Except as set forth on Schedule 5.24, no litigation is pending and no claim has been made against the Company or any Subsidiary or, to the knowledge of the Company, is threatened, contesting the right of the Company or any Subsidiary to sell or use any Right or product, process, method, substance or other material presently sold by or employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary has asserted any claim of infringement, misappropriation or misuse by any Person of any Rights owned by the Company or any Subsidiary or to which it has exclusive use. Except as set forth on Schedule 5.24, no employee, officer or consultant of the Company or any Subsidiary has any proprietary, financial or other interest in any Rights owned or used by the Company or any Subsidiary in their businesses. Except as set forth on Schedule 5.24, neither the Company nor any Subsidiary has any obligation to compensate any Person for the use of any Rights and neither the Company nor any Subsidiary has granted any license or other right to use any of the Rights of the Company or any Subsidiary, whether requiring the payment of royalties or not. The Company and its Subsidiaries have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including trade secrets and other confidential information. All trade secrets and other confidential information of the Company and its Subsidiaries are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or any Subsidiary or otherwise to the detriment of the Company or any Subsidiary. No employee or consultant of the Company or Subsidiary has used any trade secrets or other confidential information of any other Person in the course of his work for the Company or any Subsidiary. No patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the Company's or any Subsidiary's ability to use any of the Rights.

         5.25 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on Schedule 5.25, no officer or director of the Company or any Subsidiary: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is engaged in a broadcasting business in the Applicable Region or is engaged in business as a lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any Subsidiary; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any Subsidiary uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof. As used herein, the term "Applicable Region" shall mean (i) as to either of Messrs. Jacobs or Stakelin, anywhere in the United States, and (ii) as to any other officer or director, any market in which the Company or any Subsidiary is engaged in business.

         5.26 TRADE RELATIONS. Except as set forth on Schedule 5.26, there exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any Subsidiary or its business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the Condition of the Company or prevent the Company or any Subsidiary from conducting its business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

         5.27 OUTSTANDING BORROWINGS. Schedule 5.27 lists (i) the amount of all Outstanding Borrowings of the Company and its Subsidiaries as of the closing of the transactions contemplated hereby, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company or any Subsidiary, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the Company in connection with any Outstanding Borrowings.

         5.28 MATERIAL CONTRACTS. Neither the Company nor any Subsidiary is a party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, which materially adversely affects or could reasonably be determined to materially adversely affect the Condition of the Company. Schedule 5.28 lists all contracts, agreements and commitments of the Company and each Subsidiary as of the First Closing Date, whether written or oral, other than (a) the Transaction Documents and the Acquisition Documents, (b) contracts entered into in the ordinary course of business, and (c) any other contracts, agreements and commitments of the Company or any Subsidiary that do not extend beyond one year and involve the receipt or payment of not more than $15,000. With respect to each contract, agreement and commitment of the Company and its Subsidiaries required to be set forth on Schedule 5.28, the Company has delivered to the Purchasers a full and complete copy of all agreements and understandings between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Each contract or agreement to which the Company or any subsidiary is a party (i) has been duly authorized by all necessary corporate and other action on the part of the Company and each Subsidiary which is a party thereto, (ii) was validly executed and delivered by the Company and each such Subsidiary, and (iii) is the legal, valid and binding obligation of the Company and each such Subsidiary and their successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. Each of such documents is in full force and effect, none of their provisions has been waived by any party thereto and there are no defaults thereunder or notice of defaults delivered pursuant thereto.

         5.29 INSURANCE. Schedule 5.29 accurately summarizes all of the insurance policies or programs of the Company and its Subsidiaries in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.6 hereof. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

         5.30 SOLVENCY. The Company and its Subsidiaries are Solvent.

         5.31 COMPLIANCE WITH EACH ACQUISITION DOCUMENT; CLOSINGS THEREUNDER; NO DEFAULTS. Except as set forth on Schedule 5.31, each of the parties to each Acquisition Agreement has performed and complied with all of the agreements and conditions contemplated under such Acquisition Agreement and the agreements, instruments and other documents delivered thereunder or contemplated thereby, including, without limitation, the Transaction Documents that are required to be performed or complied with by each such party, and, except as set forth on
Schedule 5.31, there is no default by any such party thereunder. Except as set forth in Schedule 5.31, the Acquisition

Documents have not been amended in any respect or any condition to closing thereunder waived by any party, in any case without the prior written consent of Waller-Sutton, and the transactions contemplated by each of the Acquisition Documents have been consummated in accordance with its respective terms. The disclosures set forth in Schedule 5.31 shall not constitute a waiver by the Purchasers of any rights or remedies they may have with respect to any breach or default by any party to any Acquisition Agreement of the terms of such Acquisition Agreement.

         5.32 COMMISSION DOCUMENTS. Each of the Company and its Subsidiaries has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the "Commission Documents"); and the Company and each such Subsidiary have furnished the Purchasers copies of all such Commission Documents, each as filed with the Commission, relating to the Acquisitions and all such other Commission Documents as the Purchasers shall have reasonably requested in connection with the transactions contemplated hereby and by the Acquisition Documents. Each Commission Document when filed with the Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form.

         5.33 INCORPORATION OF REPRESENTATIONS AND WARRANTIES OF PARTIES TO THE ACQUISITION DOCUMENTS. Each of the representations and warranties of the parties to the Acquisition Documents other than the Company are hereby incorporated herein by this reference as though fully set forth and the Company represents and warrants to the Purchasers that each such representation and warranty is true, correct and complete in all material respects.

         5.34 SMALL BUSINESS CONCERN. The Company acknowledges that River Cities is a Federal licensee under the Small Business Investment Act of 1958, as amended (the "SB Act"). The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss. 121.103), is a "small business concern" within the meaning of the SB Act and the regulations thereunder, including Title 13, Code of Federal Regulations, ss. 121.101 ET. SEG. The information regarding the Company and its affiliates set forth in the SB Act Form 1031 delivered at the First Closing shall be accurate and complete. The Company does not presently engage in, and it shall not hereafter engage in, any activities, nor shall the Company use directly or indirectly the proceeds hereunder for any purpose for which a Small Business Investment Company is prohibited from providing funds by the SB Act and the regulations thereunder (including Title 13, Code of Federal Regulations, ss. 107.720 ET. SEG.).

         5.35 COMPLIANCE WITH LOAN AGREEMENT. The Company is not in default and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in that Credit Agreement between the Company, certain Lenders and The Bank of Montreal, dated as of November 14, 1997, as amended by a First Amendment to Credit Agreement dated as of February 16, 1998 and a Second Amendment to Credit Agreement dated as of June 15, 1998 (the "Credit Agreement"). As of the First Closing Date, the Company will have $34,400,000 borrowing availability under the Credit Agreement which, together with the proceeds of the sale of the Series A Preferred Stock, the Series

B Preferred Stock, the Series D Preferred Stock and the Series F Preferred Stock required under Section 3.19 above, will be sufficient to consummate all of the acquisitions contemplated by the Acquisition Documents and to pay all costs and expenses associated therewith. In addition, the Company expects to have sufficient cash on hand or borrowing availability under the Credit Agreement to satisfy its working capital needs for the foreseeable future.

         5.36 YEAR 2000 COMPLIANCE. All hardware and software products used by the Company or its Subsidiaries in the administration and the business operations thereof will be able to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth century (through the year 1999), the year 2000 and the twenty-first century, including leap year calculations when used in accordance with the product documentation accompanying such hardware and software products.

         5.37 RADIO STATIONS KCBQ (AM) AND WSSP (FM). The Company is party to one or more agreements or arrangements pursuant to which the Company has been reimbursed by an unaffiliated third party for all operating losses incurred by radio station KCBQ (AM) from March 1, 1997 through December 31, 1997 (and thereafter for such time as the station is held for sale), which unreimbursed losses as of May 31, 1998 are approximately $90,000 (which the Company represents will be reimbursed or paid in the ordinary course within 60 days of the date hereof). The Company is in negotiations for the sale of substantially all of the assets of radio station KCBQ (AM), which could lead to a consummation of a sale during the third quarter of 1998. In consideration for the issuance by the Company of a five-year promissory note for $1.5 million (the "WSSP Note"), the Company acquired an option to purchase radio station WSSP (FM). Under the terms of the WSSP Note, the Company is obligated to pay in full satisfaction thereof the lesser of (i) the stated principal amount of such note or (ii) the proceeds received by the Company from a sale of WSSP (FM) or of the option to acquire WSSP (FM). The WSSP Note is collateralized by the Company's interest in a note receivable from Southwind Broadcasting, Inc. for $1.5 million or by a first lien on the assets used in the operation of such radio station. Except as stated above, the Company has not incurred any liability or obligation in respect of the ownership or operation of radio stations KCBQ (AM) or WSSP (FM).

         5.38 FAIRCOM DEBT. The Company shall, upon consummation of the transactions contemplated herein, pay all indebtedness of Faircom Inc. that is not "Subordinated Indebtedness" as defined in that certain Subordination Agreement, dated as of June 30, 1997, as amended by the Amendment and Reaffirmation of Intercreditor and Subordination Agreement, dated as of January 22, 1998, by and among Faircom Flint Inc., Faircom Mansfield Inc., Faircom Inc., Blue Chip Capital Fund II Limited Partnership, Miami Valley Venture Fund L.P. and AT&T Commercial Financial Corporation.

         5.39 CONSOLIDATED FINANCIAL INFORMATION. The Company shall deliver to the Purchasers no later than June 30, 1998, the pro forma consolidated balance sheet and financial statements of the Company and its Subsidiaries for each of the three month period ended March 31, 1998 and the twelve month period ended March 31, 1998, certified by the chief executive officer of the Company that such pro forma balance sheet and financial statements have been prepared in accordance with generally accepted accounting principals and fairly present the pro forma adjustments reflecting the consummation of the transactions contemplated by this Agreement, the Transaction Documents and the Acquisition Agreements, including, without limitation, all material fees and expenses in connection therewith. The Total Consolidated Broadcast Cash Flow for the twelve month period ended March 31, 1998 set forth in such pro forma consolidated financial statements (prior to adjustments) shall be not more than $50,000 less than the comparable amount contained in the "pro forma 12 month trailing financial statements" of the Company delivered by the Company to the lenders under the Credit Agreement in connection with the loans being made on the First Closing Date thereunder.

                                    ARTICLE 6

                               REPRESENTATIONS AND
                               -------------------
                          WARRANTIES OF THE PURCHASERS
                          ----------------------------

         Each Purchaser, severally but not jointly, hereby represents and warrants as to itself or himself as follows:

         6.1 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of each Transaction Document to which such Purchaser is a party: (a) are within such Purchaser's power and authority and have been duly authorized by all necessary action; (b) do not contravene the terms of such Purchaser's organizational documents or any amendment thereof; and
(c) will not violate, conflict with or result in any breach or contravention of any Contractual Obligation or any Requirement of Law applicable to such Purchaser.

         6.2 BINDING EFFECT. This Agreement has been duly executed and delivered by such Purchaser and each Transaction Document to which such Purchaser is a party constitutes such Purchaser's legal, valid and binding obligation, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.3 NO LEGAL BAR. The execution, delivery and performance of each Transaction Document to which such Purchaser is a party by such Purchaser will not violate any Requirement of Law applicable to such Purchaser.

         6.4 EXPERIENCE. Such Purchaser has carefully reviewed the information with respect to such Purchaser contained in the registration statement on Form S-4 filed by the Company in respect of securities of the Company to be issued in connection with its planned merger with Faircom Inc., as well as the representations concerning the Company and its Subsidiaries contained in this Agreement; the officers of the Company have made available to such Purchaser any and all written information which such Purchaser has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of the investment in the Shares and Investor Warrants and is able financially to bear the risks thereof.

         6.5 PURCHASE FOR OWN ACCOUNT. The Shares and the Investor Warrants to be acquired by such Purchaser pursuant to this Agreement, or upon conversion thereof to Common Stock, are being or will be acquired for such Purchaser's own account for investment and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to such Purchaser's right at all times, subject to the provisions of the Stockholders' Agreement, to sell or otherwise dispose of all or any part of the Shares or Investor Warrants under an effective registration statement under the Securities Act, or any applicable state securities laws or under an exemption from such registration available under the Securities Act, or any applicable state securities laws and subject, nevertheless, to the disposition of such Purchaser's property being at all times within such Purchaser's control. If such Purchaser should in the future decide to dispose of any of the Shares or Investor Warrants or the Common Stock issuable upon conversion or exercise thereof, such Purchaser understands and agrees that such Purchaser may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, as well as with the Shareholders' Agreement. Such Purchaser agrees to the imprinting of one or more legends on certificates representing all of the Shares and Investor Warrants to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS." "THE ISSUER IS SUBJECT TO RESTRICTIONS CONTAINED IN THE COMMUNICATIONS ACT OF 1934, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IF, AS A RESULT THEREOF, THE ISSUER WOULD BE IN VIOLATION OF THAT ACT." "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF June 15, 1998 AMONG REGENT COMMUNICATIONS, INC. AND CERTAIN OF ITS STOCKHOLDERS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME."

         6.6 EXEMPTION. Such Purchaser understands that the Shares and Investor Warrants have not been registered under the Securities Act or under the securities laws of any state on the grounds that the sale provided for in this Agreement and the issuance of the Shares are intended to be exempt from registration thereunder, and that the Company's reliance on such exemption is predicated in part on such Purchaser's representations set forth herein.

         6.7 ACCREDITED INVESTOR. Such Purchaser is an accredited investor within the definition set forth in Rule 501(a) promulgated under the Securities Act. Such Purchaser is not subscribing to the Shares and Investor Warrants as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company. Such Purchaser acknowledges that the Shares and Investor Warrants, including shares of Common Stock issued upon conversion or exercise thereof, must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         6.8 NO PUBLIC MARKET. Such Purchaser understands that no public market now exists for the Shares or Investor Warrants and that there is no assurance that a public market will ever exist for the Shares or Investor Warrants.

         6.9 ERISA. No part of the funds used by such Purchaser to purchase the Shares or Investor Warrants hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Code) listed on Schedule 5.23(b).

         6.10 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

         6.11 GOVERNMENTAL AUTHORIZATION: THIRD PARTY CONSENT. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7

                                 INDEMNIFICATION
                                 ---------------

         7.1 INDEMNIFICATION. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value of the Shares (collectively, "Liabilities") resulting from or arising out of (i) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Certificate of Incorporation, the Certificate of Amendment, the Registration Rights Agreement, the Stockholders' Agreement or the other Transaction Documents, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Shares or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise);provided, however, that with respect to a breach of the covenants of the Company contained in Sections 8.1(other than subsections
(j) and (l) thereof), 8.2, 8.3, 8.4, 8.5 and 8.7 from and after the date hereof, the indemnification provided herein shall be limited to (1) the indemnification of the Purchasers for all out-of-pocket costs and expenses incurred by them in the course of causing the Company to duly perform its obligations under such Sections, including but not limited to the reimbursement of legal fees and expenses, and (2) damages incurred with respect to any purchase of Additional Shares which occurs at a time any such breach existed, (ii) any breach by the Company, any of its Subsidiaries or any other party to any of the Acquisition Documents of any covenant or agreement of such contained therein, or (iii) any legal, administrative or other actions (including actions brought against any of the Purchasers by any party to any of the Acquisition Documents, or by any of the other Purchasers, the Company, any Subsidiary, any equity holders of the Company or any Subsidiary or any other Person, or derivative actions brought against any of the Purchasers by any Person claiming through or in the Company's or any Subsidiary's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents or the Acquisition Documents, or the transactions contemplated thereby, or any such actual or threatened action, proceeding or investigation by any Person against an Indemnified Party arising out of or relating to or by reason of such Indemnified Party's status as a holder of securities of the Company, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company shall not be liable under this Section 7.1 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the Company's written consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or

Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

         7.2 LIMITATIONS ON INDEMNIFICATION.

             (a) The Company shall have no indemnification obligation to an Indemnified Party pursuant to this Article 7 with respect to a breach of any representation or warranty unless such Indemnified Party delivers to the Company written notice of such breach within the applicable survival period for such representation or warranty as set forth in Section 9.1 hereof.

             (b) No Indemnified Party shall be entitled to indemnification under this Article 7 unless the aggregate amount of Liabilities to which the Indemnified Parties are entitled to recover exceeds $100,000. In the event that such Liabilities exceed an aggregate of $100,000, the Indemnified Parties shall be entitled to indemnification under this Article 7 for all such Liabilities. The limitation set forth in this paragraph (b) shall not apply with respect to any (i) any breach of any representation or warranty set forth in Section 5.21 hereof, (ii) matter constituting fraud or intentional or willful misconduct, or
(iii) covenant or agreement of the Company to be performed or complied with from and after the First Closing Date.

         7.3 NOTIFICATION. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party under this Article 7 unless, and only to the extent that, such omission results in the Company's forfeiture of material substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume and control the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall survive the termination of this Agreement and shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

         7.4 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS
                              ---------------------

         For so long as the Purchasers shall continue to beneficially own any shares of Series F Preferred Stock and/or Investor Warrants, and until the payment by the Company of all amounts due to the Purchasers under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under
Article 7, the Company hereby covenants and agrees with the Purchasers as follows:

         8.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly and quarterly financial statements are not required to have footnote disclosures). The Company shall deliver to the Purchasers each of the financial statements and other reports described below:

             (a) MONTHLY AND QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each month (or forty-five (45) days after the end of any month that is also the end of a quarter), the Company shall deliver to the Purchasers the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such month and the related consolidated and consolidating statements of income, stockholders' and members equity and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated and consolidating statements of income, stockholders' and member's equity and cash flow for such fiscal quarter), which, in the case of quarterly financial statements, shall include a comparison to the corresponding period of the prior fiscal year and a comparison to the corresponding figures contained in the budgets delivered pursuant to Section 8.1(f) hereof, in each case with a reasonably detailed explanation of any material variances.

             (b) YEAR-END FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of the fiscal year of the Company, the Company shall deliver to the Purchasers (A) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' and members' equity and cash flow for such fiscal year,
(B) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (C) a report with respect to the financial statements from Coopers & Lybrand or another nationally recognized accounting firm of certified public accountants selected by the Company and reasonably acceptable to the holders of a majority of the shares of Series F Preferred Stock, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement). Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to this subsection 8.1(b), the Company shall deliver to the Purchasers a copy of a letter from the Company to such accounting firm, which letter shall have been delivered to such accounting firm prior to its delivery of such financial statements, stating that an intent of the Company in engaging the accounting firm's professional services to prepare the audit report relating to such financial statements was to benefit and influence the Purchasers and their successors or assigns. Such letter shall state that the Purchasers intend to rely on the audit report and the accounting firm's professional services provided to the Company and its Subsidiaries.

             (c) COMPANY'S COMPLIANCE CERTIFICATE. Together with each delivery of quarterly and annual financial statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b) above, the Company shall deliver to the Purchasers a fully and properly completed compliance certificate (in the form of Exhibit G hereto or in such other form and substance satisfactory to the Purchasers) signed by the Company's chief executive officer or chief financial officer.

             (d) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, the Company shall deliver to the Purchasers copies of all significant reports submitted by the Company's certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

             (e) MANAGEMENT REPORTS. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b) (but with respect to subsection 8.1(a), with respect only to financial statements of the Company and its Subsidiaries delivered for months that are the last month of any fiscal quarter), the Company shall deliver to the Purchasers a management report (i) describing the operations and financial condition of the Company and its Subsidiaries for the quarter or fiscal year then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), which description shall include, without limitation, station ratings by station and corresponding advertising market share (in each case, if and when available), (ii) setting forth in comparative form on a quarter-to-quarter basis the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.1(f) or otherwise approved by the Board of Directors, and discussing the reasons for any significant variations, and (iii) setting forth in reasonable detail the compliance or non-compliance by the Company or any Subsidiary with any financial or other covenants to which the Company or any such Subsidiary is subject pursuant to any loan agreement or other agreement relating to Indebtedness of the Company or such Subsidiary and discussing the reasons for any non-compliance. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated.

             (f) BUDGETS. No earlier than sixty (60) days prior nor later than thirty (30) days after the end of each fiscal year beginning with the current fiscal year, the Company shall prepare and deliver to the Purchasers budgets of the Company and its Subsidiaries for the next succeeding fiscal year, on a month to month basis, which budgets shall be in form and substance reasonably satisfactory to Waller-Sutton.

             (g) SEC FILINGS AND PRESS RELEASES. Promptly upon their becoming available, the Company shall deliver to the Purchasers copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their security holders,
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any other governmental or private regulatory authority, and (iii) all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries.

             (h) EVENTS OF DEFAULT ETC. Promptly upon any officer of the Company obtaining knowledge of any of the following events or conditions, the Company shall deliver to the Purchasers copies of all notices given or received by the Company or any of its Subsidiaries with respect to any such event or condition and a certificate of the Company's chief executive officer specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes a breach of any provision of this Agreement;
(ii) any notice that any Person has given to the Company or any Subsidiary or any other action taken with respect to a claimed default in any agreement evidencing Indebtedness in excess of $50,000, either individually or in the aggregate, or any other material agreement to which the Company or any Subsidiary is a party; or (iii) any event or condition that could reasonably be expected to result in any material adverse effect on the Condition of the Company.

             (i) LITIGATION. Promptly upon any officer of the Company obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary not previously disclosed by the Company to the Purchasers or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary, which, in each and either case, is reasonably likely to have a material adverse effect on the Condition of the Company, the Company will promptly give notice thereof to the Purchasers and provide to the Purchasers such other information as may be reasonably available to the Company to enable the Purchasers and their respective counsel to evaluate such matter.

             (j) SUBSIDIARIES; ACQUISITIONS OF ASSETS. Not less than thirty (30) days prior to (i) acquiring the stock of a Person, such that such Person will become a Subsidiary, or (ii) acquiring all or substantially all of the assets of a business unit of any Person (other than a Subsidiary), the Company shall notify the Purchasers of the Company's or any Subsidiary's intention to acquire such stock or assets, and following such notice, such stock or assets will not be acquired unless, if required by Section 6 of the Stockholders' Agreement, the Company or a Subsidiary shall have executed and delivered an acquisition or other agreement with the seller(s) thereof in form and substance satisfactory to Waller-Sutton, setting forth the terms and conditions of any such acquisition.

             (k) NO DEFAULTS. The Company shall deliver to the Purchasers concurrently with the delivery of the financial statements referred to in subsection 8.1(b), a certificate of the Company's Chief Financial Officer in the form of stating that to his or her knowledge no breach of this Agreement or any Transaction Document shall have occurred during the period covered thereby, except as specified in such certificate.

             (l) NOTICE OF TRIGGERING EVENTS. The Company shall notify the Purchasers as promptly as practicable of any proposed transaction that is reasonably likely to cause or result in a Triggering Event, which notice (i) shall be given in any event not later than 30 days prior to the consummation of any such transaction or, if earlier, 10 days after the Company shall have entered into any letter of intent, memorandum of understanding, agreement in principle (whether or not legally binding) or definitive agreement relating thereto or received an unsolicited offer or bid relating thereto and (ii) shall provide a reasonably detailed description of the nature of the proposed transaction, including without limitation the name or names of the parties thereto other than the Company, the consideration to be received by the Company or its securityholders in respect of or as a result of such transaction, the proposed schedule for closing of such transaction and such other information (financial or otherwise) relating thereto as the Purchasers shall request. The Company shall not permit or facilitate the consummation or occurrence of any transaction which is reasonably likely to cause or result in a Triggering Event unless the notice required by this Section 8.1(l) has been so given and the Company complies with its obligations under Section 2.2(c). If the Company identifies any information given to a Purchaser pursuant hereto as confidential at the time such information is provided, Purchaser shall treat such information as confidential and shall limit the internal distribution of such information and shall refrain from disclosing such information to any third party, until such time as such information otherwise becomes publicly available or is disclosed without breach of this subsection.

             (m) OTHER INFORMATION. With reasonable promptness, the Company shall deliver to the Purchasers such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably required by the Purchasers.

         8.2 PRESERVATION OF CORPORATE EXISTENCE. The Company shall, and shall cause each of its Subsidiaries to:

             (a) preserve and maintain in full force and effect its corporate existence;

             (b) conduct their businesses in accordance with sound business practices, keep their material items of property in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of such properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of their business operations shall be satisfactorily maintained and preserved; and (c) file or cause to be filed in a timely manner all material reports, applications, estimates and licenses that shall be required by a Governmental Authority.

         8.3 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

             (a) all tax liabilities, assessments and governmental charges or levies upon the Company or any Subsidiary or their properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

             (b) all lawful claims which the Company or such Subsidiary is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon any material property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

             (c) all payments of principal, interest and other amounts when due on Indebtedness.

         8.4 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause its Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any

Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental Laws).

         8.5 INSPECTION; COMPLIANCE WITH SMALL BUSINESS INVESTMENT ACT. (a) The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice.

         (b) In addition to and not in limitation of the foregoing, the Company agrees to provide River Cities with sufficient information to permit River Cities to comply with its obligations under the SB Act and the regulations thereunder. River Cities and representatives of the SB Act shall be given access to the Company's records to confirm that the proceeds of the sale of the Shares are used for the purposes delineated in Section 8.8 hereof. The President of the Company shall certify to River Cities, within three (3) months of the date of the First Closing and from time to time thereafter, that the Company has used the proceeds in accordance with the purposes delineated in Section 8.8 hereof. If the Company identifies any information given to a River Cities pursuant to this Section 8.5 as confidential at the time such information is provided, River Cities shall treat such information as confidential and shall limit the internal distribution of such information and shall refrain from disclosing such information to any third party.

         8.6 MAINTENANCE OF INSURANCE. The Company and its Subsidiaries will maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by companies of established reputation engaged in similar businesses and will deliver evidence thereof to Purchasers. Without limiting the foregoing, the Company and its Subsidiaries will maintain at all times business interruption insurance in an amount satisfactory to the Board of Directors of the Company, and directors' and officers' liability insurance coverage for each of the members of the Board of Directors of the Company in amounts satisfactory to the Board of Directors of the Company but in no event less than $5 million; provided, however, that the Company shall not be obligated to purchase or maintain such insurance in the event that reasonable terms and pricing are not commercially available.

         8.7 BOOKS AND RECORDS. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and businesses of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

         8.8 USE OF PROCEEDS. The Company shall use the proceeds of the sale of the Initial Shares at the First Closing hereunder only to fund the Acquisitions, including payment of capital expenditures related thereto, the fees and expenses in connection with the transactions contemplated hereunder and under the Transaction Documents and the Acquisition Documents. The proceeds of the sale of the Additional Shares will be used by the Company to fund acquisitions of radio stations pursuant to Future Acquisition Agreements and, in connection therewith, to the extent approved by the Board of Directors and Waller- Sutton, to pay capital expenditures, working capital requirements, closing costs and transaction expenses related thereto, in each case as approved by Waller-Sutton. In the event of any diversion by the Company of the proceeds of the sale of the Shares from the uses specified in this Section 8.8 that causes or results in a breach or violation by River Cities of the SB Act, which shall remain uncured or unwaived for more than 30 days after notice thereof by River Cities to the Company, the Company shall use diligent efforts to assist River Cities upon its request to facilitate the sale by River Cities of its interest in the Company to a third party.

         8.9 BOARD NOMINEES. The Company shall maintain a Board of Directors consisting of the number of directors specified in Section 2 of the Stockholders' Agreement and use its best efforts to have the nominees designated pursuant to Section 2 of the Stockholders' Agreement elected to the Board of Directors of the Company in accordance with the terms thereof. Without limiting the generality of the foregoing, each Purchaser other than Waller-Sutton by its execution and delivery of this Agreement agrees that for so long as Waller-Sutton shall continue to beneficially own an aggregate number of shares of Common Stock (either directly or indirectly through its ownership of Series F Preferred Stock, Series C Preferred Stock and/or Investor Warrants) equal to at least 10% of the number of shares of Common Stock beneficially owned by it as of the First Closing Date (either directly or indirectly), such Purchaser shall nominate and vote its shares of Series F Preferred Stock for the election as directors designated by the holders of the Series F Preferred Stock of such Persons as are nominated by Waller-Sutton.

         8.10 GRANTING OF OPTIONS. The Company may grant up to an aggregate of 2,000,000 Stock Options, of which up to 1,224,000 Stock Options may be granted as of the First Closing Date; provided, however, the aggregate amount of shares of Common Stock issuable upon the exercise of all such Stock Options shall at no time exceed 15% of the sum of (i) all then outstanding shares of Common Stock of the Company and (ii) the number of shares of Common Stock then issuable upon the conversion of then outstanding shares of convertible preferred stock or issuable upon the exercise of then outstanding warrants or then outstanding stock options (including, but not limited to, the Stock Options); and provided, further, however, that the number of shares of Common Stock issuable to Terry S. Jacobs and William Stakelin upon the exercise of any such Stock Options shall not exceed the lesser of (x) 733,000 individually (or 1,466,000 in the aggregate) or
(y) 5.5% individually (or 11% in the aggregate) of the sum of (A) all then outstanding shares of Common Stock of the Company and (B) the number of shares of Common Stock then issuable upon the conversion of then outstanding shares of convertible preferred stock or issuable upon the exercise (and conversion) of then outstanding warrants or then outstanding stock options computed on a fully diluted basis. If the Stock Options are granted, the Company shall grant the Stock Options at an exercise price equal to at least the per share fair market value of the Common Stock (as determined by the Company's Board of Directors) at the time of such grant, but in no event less than $5.00 per share. From and after the First Closing Date, any increase in the number of Stock Options available for grant under the Stock Option Plan or in the maximum number of shares of Common Stock issuable upon the exercise of all such Stock Options (other than pursuant to the operation of customary antidilution provisions contained in the Stock Option Plan) shall require the approval of the Company's Board of Directors and Waller- Sutton.

         8.11 BUSINESS ACTIVITIES. The Company shall engage in no business or business activity other than the businesses and business activities in which it is currently engaged and the performance of its obligations under the Transaction Documents.

         8.12 BOARD CONSENT. The Company shall not, and shall not enter into any agreement or commitment to, engage in any transaction that is required pursuant to the terms of the Stockholders' Agreement to be approved by the Company's Board of Directors and/or Waller-Sutton, including but not limited to any merger, acquisition, change of control, issuance of equity or debt securities (including the issuance of Stock Options in excess of the amounts specified in Section 8.10 hereof), sale of assets or the like, without each required approval having been obtained.

         8.13 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon (a) exercise of the options and warrants set forth on
Schedule 5.19, the Stock Options and the Investor Warrants, and (b) conversion of the Shares, the maximum number of shares of capital stock that may be issuable or deliverable upon such exercise or conversion, as the case may be (the "Exercisable Shares"). The Exercisable Shares shall, when issued or delivered and paid for in accordance with such options, warrants, the Stock Options, the Investor Warrants or the Certificate of Amendment with respect to the Shares, as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue such capital stock in accordance with the provisions of such options, warrants, the Stock Options, the Investor Warrants or the Certificate of Amendment with respect to the Shares, as the case may be, and shall otherwise comply, in each case, with the terms thereof.

                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of either Purchaser, acceptance of the Shares and payment therefor, or termination of this Agreement until the date that is 12 months after the final Additional Closing Date, except for the representations and warranties set forth in the Acquisition Documents which are incorporated herein pursuant to Section 5.33, which shall terminate one year from the closing of the acquisition effected pursuant to each such Acquisition Document and except for representations and warranties set forth in Sections 5.9, 5.11, 5.13, 5.16, 5.19 and 5.20 and all matters constituting fraud, or intentional or willful misconduct, which shall survive until the expiration of the applicable statute of limitation periods (including extensions or waivers thereof). If notification of a breach of any representation or warranty is given on or before the applicable survival period, any claim with respect to such breach shall survive until finally resolved by agreement of the parties or nonappealable court order.

         9.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a)      if to Waller-Sutton:

                           Waller-Sutton Media Partners, L.P.
                           c/o Waller-Sutton Management Group, Inc.
                           1 Rockefeller Plaza, Suite 3300
                           New York, New York 10020
                           Telecopier No.: (212)218-4355
                           Attention: Cathy M. Brienza

                  with a copy to:

                           Rubin Baum Levin Constant & Friedman
                           30 Rockefeller Plaza, 29th Floor
                           New York, New York 10112
                           Telecopier No.: (212) 698-7825
                           Attention: Ronald Greenberg, Esq.

                  (b)      If to the Company:

                           Regent Communications, Inc.
                           50 E. RiverCenter Blvd., Suite 180
                           Covington, KY 41011
                           Telecopier:  606-292-0351
                           Attention:  Terry S. Jacobs

                           with a copy to:

                           Strauss & Troy
                           2100 PNC Center
                           201 East Fifth Street
                           Cincinnati, Ohio 45202-4186
                           Telecopier: 513-241-8259
                           Attention:  Alan C. Rosser, Esq.

                  (c) If to any Purchaser other than Waller-Sutton, to such Purchaser at its address as it appears on the books and records of the Company or such other address as to which such Purchaser shall have notified the Company in accordance with the provisions of this
                           Section 9.2.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and FCC limitations, each Purchaser may assign any of its rights under any of the Transaction Documents to any Person, and, also subject to the terms of the Stockholders' Agreement, any holder of any of the Shares or any of the Common Stock issuable upon conversion of the Series F Preferred Stock may assign any such securities to any Person. The Company may not assign any of its rights under this Agreement without the prior written consent of Waller-Sutton. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

         9.4 AMENDMENT AND WAIVER.

             (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

             (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given; provided, however, that any amendment, supplement or modification of or to any provision of Article 8 hereof, and any consent to any departure by any party from the terms of any provision of Article 8 hereof, shall be effective if it is made or given in writing and signed by the Purchasers holding a majority of the issued and outstanding shares of Series F Preferred Stock (provided that such majority shall include Waller-Sutton), and provided further, however, that amendments and waivers to the provisions of Article 3 effected or given at any time following the Initial Closing shall be binding on all Purchasers if agreed to in writing by the Company and Waller-Sutton. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         9.5 SIGNATURES AND COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

         9.8 JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARES OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT THE
SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY

HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 9.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

         9.9 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         9.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         9.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         9.12 CERTAIN EXPENSES. The Company agrees to pay all reasonable expenses of Waller-Sutton (including reasonable fees, charges and disbursements of its counsel) incurred in connection with (i) any amendment, supplement, modification or waiver of or to any provision of this Agreement (including, without limitation, a response to a request by the Company for such Purchasers' consent to any action otherwise prohibited hereunder), the Certificate of Amendment, or consent to any departure by the Company from, the terms of any provision of this Agreement or the Certificate of Amendment; and (ii) any matters on behalf of the Purchasers arising hereunder or under the Transaction Documents, including without limitation the reasonable out-of-pocket expenses of the Purchasers incurred to monitor or confirm the Company's performance of or compliance with all agreements and covenants on its part to be performed or complied with by the Company hereunder or thereunder.

         9.13 PUBLICITY. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         9.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         9.15 OBLIGATIONS OF THE PARTIES. Each Purchaser's obligations and the obligations of the Company hereunder are subject to the execution and delivery by the other Purchasers of this Agreement. The obligations of each Purchaser hereunder and under the other Transaction Documents to which such Purchaser is a party shall be several and not joint, and no Purchaser shall be liable or otherwise responsible for the acts or omissions of any other Purchaser.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                          REGENT COMMUNICATIONS, INC.


                          By:__________________________________________________
                             Name:
                             Title:


                          WALLER-SUTTON MEDIA PARTNERS, L.P.

                          By: WALLER-SUTTON MEDIA, L.L.C., its General Partner



                          By:__________________________________________________
                             Member



                          WPG CORPORATE DEVELOPMENT ASSOCIATES V, L.P.



                          By:__________________________________________________
                             Name:
                             Title:



                          WPG CORPORATE DEVELOPMENT ASSOCIATES V
                          (OVERSEAS), L.P.


                          By:__________________________________________________
                             Name:
                             Title:

                          GENERAL ELECTRIC CAPITAL CORPORATION

                          By:__________________________________________________
                             Name:
                             Title:



                          RIVER CITIES CAPITAL AND LIMITED PARTNERSHIP



                          By:__________________________________________________
                             Name:
                             Title:



                             --------------------------------------------------
                                             WILLIAM H. INGRAM